UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  January 16, 2008

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard

South San Francisco, California 94080

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 16, 2008, Theravance, Inc., a Delaware corporation (“Theravance”), entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (collectively, the “Underwriters”). In accordance with the terms and conditions of the Purchase Agreement, Theravance agreed to sell to the Underwriters $150,000,000 aggregate principal amount of the Theravance’s 3% subordinated convertible notes due 2015 (the “Notes”) and granted the Underwriters an option to purchase up to an additional $22,500,000 aggregate principal amount of the Notes to cover overallotments. On January 18, 2008 the Underwriters fully exercised the overallotment option. On January 23, 2008, pursuant to the terms of the Purchase Agreement, Theravance consummated the sale of $172,500,000 in aggregate principal amount of the Notes to the Underwriters for the face value of the Notes, less an underwriting discount of 3% of the aggregate principal amount of the Notes.

The Purchase Agreement contains customary representations, warranties and agreements of Theravance and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The representations and warranties made by the parties to the Purchase Agreement were made solely for purposes of the Purchase Agreement and to allocate risk between the parties. You should not rely on the representations, warranties and covenants in the Purchase Agreement.

Indenture

The Notes were issued pursuant to an Indenture dated as of January 23, 2008 between Theravance and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”).  A copy of the Indenture is attached hereto as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference, and the following summary is qualified in its entirety by the full text of the Indenture.

The Notes will bear interest at the rate of 3.0% per annum. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2008. The Notes will mature on January 15, 2015.

The Notes are convertible, at the option of the holder, at any time prior to the close of business on the business day immediately preceding the stated maturity date, into shares of Theravance common stock at an initial conversion rate of 38.6548 shares per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $25.87 per share, subject to adjustment upon the occurrence of certain events.

Holders of Notes may require Theravance to repurchase some or all of their Notes upon the occurrence of a fundamental change at 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date.  In addition, if certain fundamental changes occur, Theravance may be required in certain circumstances to increase the conversion rate for any Notes converted in connection with such fundamental change by a specified number of shares of Theravance common stock.

Theravance may not redeem the Notes prior to January 15, 2012. On or after January 15, 2012 and prior to the maturity date, Theravance may redeem for cash all or part of the Notes if the last reported sale price of its common stock has been greater than or equal to 130% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period prior to the date on which it provides notice of redemption. The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to but excluding the redemption date. Theravance must give notice of redemption not less than 30 nor more than 60 days before the redemption date by mail to the trustee, the paying agent and each holder of Notes.

The Notes will be Theravance’s general unsecured obligations and will be subordinated in right of payment to all of its existing and future senior indebtedness and equal in right of payment to all of its existing and future subordinated indebtedness.

The Indenture contains customary terms and covenants that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to Theravance or any of its subsidiaries, the principal amount of the Notes together with any accrued and unpaid interest through the occurrence of such event shall automatically become and be immediately due and payable.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K under the caption “Indenture” regarding the Notes is incorporated into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01 Other Events

On January 17, 2008, Theravance issued a press release announcing the pricing of its offering of the Notes.  A copy of Theravance’s press release is attached hereto as Exhibit 99.1.

On January 23, 2008, Theravance issued a press release announcing the closing of its offering of the Notes.  A copy of Theravance’s press release is attached hereto as Exhibit 99.2.

ITEM 9.01. Financial Statements and Exhibits.

    (d) Exhibits

Exhibit	Description
Exhibit 1.1	Purchase Agreement dated January 16, 2008, between Theravance and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co.

4.4	Indenture dated as of January 23, 2008 by and between Theravance, Inc. and The Bank of New York Trust Company, N.A., as trustee.

4.5	Form of 3.0% Convertible Subordinated Note Due 2015 (included in Exhibit 4.4).

99.1	Press Release of Theravance, Inc. dated January 17, 2008.

99.2	Press Release of Theravance, Inc. dated January 23, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: January 23, 2008	By:	/s/ Rick E Winningham
Rick E Winningham
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Purchase Agreement dated January 16, 2008, between Theravance and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co.

4.4	Indenture dated as of January 23, 2008 by and between Theravance, Inc. and The Bank of New York Trust Company, N.A., as trustee.

4.5	Form of 3.0% Convertible Subordinated Note Due 2015 (included in Exhibit 4.4).

99.1	Press Release of Theravance, Inc. dated January 17, 2008.

99.2	Press Release of Theravance, Inc. dated January 23, 2008.